                                                                    Exhibit 99.1

                            GSB FINANCIAL CORPORATION
                             One South Church Street
                             Goshen, New York 10924
                                 (914) 294-6151


                                                                 January 8, 1998


Dear Fellow Stockholder:

On behalf of the Board of Directors and management of GSB Financial Corporation (the "Company"), we cordially invite you to attend our first Annual Meeting of Stockholders of the Company. The meeting will be held at 4:00 p.m., New York time, on February 25, 1998 at the main office of Goshen Savings Bank, One South Church Street, Goshen, New York 10924.

At the meeting, stockholders will be asked to elect two directors to serve for three year terms, to approve two stock-based compensation plans, and to ratify the appointment of auditors. We urge you to exercise your rights as a stockholder to vote and participate in this process. Your Board of Directors unanimously recommends that you vote in favor of the directors nominated by the Board and in favor of the three other proposals.

Please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postage prepaid return envelope as promptly as possible. We encourage you to return the proxy card even if you plan to attend the meeting. This will save the Company additional expense of soliciting proxies and will ensure that your shares are represented at the meeting.

Sincerely,




Clifford E. Kelsey, Jr.
President and
Chief Executive Officer

                            GSB Financial Corporation
                             One South Church Street
                             Goshen, New York 10924
                                 (914) 294-6151

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be Held on February 25, 1998

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of GSB Financial Corporation (the "Company") will be held at 4:00 p.m., New York time, on February 25, 1998 at the main office of Goshen Savings Bank, One South Church Street, Goshen, New York 10924.

A Proxy Card and a Proxy Statement for the Meeting are included with this notice.

The Meeting is for the purpose of considering and acting upon:

     1. The election of two directors, each to serve for a three year term and until his successor has been duly elected and qualified;

     2. The approval of the Company's Stock Option Plan;

     3. The approval of the Company's Incentive Stock Award Plan; and

     4. The ratification of the appointment of Nugent & Haeussler, P.C. as auditors for the Company for the fiscal year ending September 30, 1998;

     5. Such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on December 26, 1997 (the "Record Date") are the stockholders entitled to vote at the Meeting and any adjournments thereof.

     You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.


                                             BY ORDER OF THE BOARD OF DIRECTORS

Goshen, New York
January 8, 1998

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT

                            GSB Financial Corporation

                         ANNUAL MEETING OF STOCKHOLDERS
                                February 25, 1998

     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of GSB Financial Corporation (the "Company"), the parent company of Goshen Savings Bank (the "Bank"), of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the main office of the Bank, One South Church Street, Goshen, New York 10924 on February 25, 1998, at 4:00 p.m., New York time, and all adjournments of the Meeting. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to stockholders on or about January 8, 1998.

     At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of two directors for three year terms, to consider and vote upon the proposals to ratify the adoption of the GSB Financial Corporation Stock Option Plan (the "Stock Option Plan") and the GSB Financial Corporation Incentive Stock Award Plan (the "ISAP") and to ratify the appointment of Nugent & Haeussler, P.C. as the auditors of the Company for the fiscal year ending September 30, 1998. The Board of Directors has fixed December 26, 1997 as the Record Date for determining stockholders entitled to notice of and to vote at the Meeting. As of the Record Date there were 2,248,250 shares of Common Stock, par value $.01 per share, issued and outstanding.

Vote Required and Proxy Information

      Each share of the Company's Common Stock, par value $.01 per share (the "Common Stock"), is entitled to one vote on each matter to come before the Meeting. Directors are elected by a plurality of the votes cast at the Meeting. There is no cumulative voting in the election of directors. Proposals to ratify the adoption of the Stock Option Plan and the ISAP require the affirmative vote of the majority of shares entitled to vote at the meeting. The ratification of the appointment of Nugent & Haeussler, P.C. requires the affirmative vote of a majority of the votes cast. Properly executed proxies in the form solicited by the Board of Directors which are received prior to or at the Meeting, and not revoked, will be voted in accordance with the instructions thereon. If no instructions are indicated, such proxies will be voted in favor of the proposals set forth in this Proxy Statement. The Company does not know of any matters, other than those described in this Proxy Statement, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, including the adjournment of the Meeting, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment. Proxies marked against the ratification of the Stock Option Plan or the ISAP will not be voted in favor of an adjournment requested in order to solicit additional votes in favor of such plans.

     One-third of the shares of the Company's Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum. Abstentions and broker non-votes will not affect the vote on the election of directors or the ratification of the appointment of accountants. However, abstentions and broker non-votes will have the same effect as a vote against the Stock Option Plan and the ISAP.

     A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy must be delivered to Jenny M. Ford, Corporate Secretary, GSB Financial Corporation, One South Church Street, Goshen, New York 10924.

     In order for a stockholder to nominate a person for election as a director, the stockholder must provide written notice to the Secretary of the Company identifying the proposed nominee. The notice must set forth all information required to be disclosed regarding such person in a proxy solicitation under
Schedule 14A of the regulations of the Securities and Exchange Commission and such other information as is set forth in Article I Section 6(c) of the Company's bylaws. For a stockholder to bring any other business before the an annual meeting, the stockholder must give written notice thereof to the Secretary of the Company setting forth a brief description of the proposed business, the name and address of the stockholder proposing such business, the number of shares of common stock owned by such stockholder, and any material interest of such stockholder in such business. Such notice is generally required to be received not less than 90 days prior to the date of an annual meeting, provided, however, for this the first annual meeting of stockholders, and for any future annual meeting held in more than 30 days in advance of the anniversary of the prior annual meeting, the notice must be received not later than the close of business on the tenth calendar day after the date the notice of the meeting is first mailed to stockholders or public announcement of the date of the meeting occurs. Notice must be received by the Company at its principal executive offices, One South Church Street, Goshen, New York, 10924,
Attention: Jenny M. Ford, Secretary.

Voting Securities and Certain Holders Thereof

     Stockholders of record as of the close of business on the Record Date will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 2,248,250 shares of Common Stock issued and outstanding. The following table sets forth information regarding share ownership of (i) those persons or entities known by management to own beneficially more than five percent of the Common Stock, (ii) each of the Company's directors, (iii) each officer of the Company and the Bank who made in excess of $100,000 (salary and bonus) during the fiscal year ended September 30, 1997 (the "Named Officers"); and (iv) all directors and executive officers of the Company and the Bank as a group. Except for ownership of shares of stock by the Company's Employee Stock Ownership Plan, the Company is unaware of any person or group owning five percent or more of the Common Stock as of the Record Date.

                                            Shares Beneficially Owned at           Percent of
Beneficial Owner                                   December 26, 1997                class(1)
----------------                            ----------------------------           ----------
GSB Financial Corporation
  Employee Stock Ownership
  Plan(2)                                              179,860                        8.00%
Clifford E. Kelsey, Jr., President
  Chief Executive Officer and
  Director                                              15,000(3)                       *

______________________
(1) Based upon 2,248,250 shares outstanding on December 26, 1997. An asterisk ("*") means less than 1%.
(2) The amount reported represents shares held by the ESOP, Marine Midland Bank, the trustee of the ESOP, may be deemed to own beneficially the shares held by the ESOP none of which have been allocated to accounts of participants. Unallocated shares held by the ESOP or allocated shares for which no voting instructions are received are voted by the trustee in the same proportion as allocated shares voted by participants.
(3) Includes 5,000 shares owned by Mr. Kelsey's Individual Retirement Account ("IRA").

Richard C. Durland, Executive
  Vice President and Director                           6,000(4)                       *
Gene J. Gengel, Director                                8,343(5)                       *
Thomas V. Guarino, Director                            14,102(6)                       *
Stephen O. Hopkins, Director                            2,500(7)                       *
Roy L. Lippincott, Director                            15,000(8)                       *
Herbert C. Mueller, Director                           14,360(9)                       *
Directors and executive officers
  of the Company and the Bank,
  as a group (10 persons)                               76,545                         3.4%

_______________________
(4) Includes 600 shares owned in Mr. Durland's name as custodian for one of his children and 400 shares owned directly by one of his children.
(5) All shares owned by Mr. Gengel's IRA.
(6) Includes 500 shares owned by Mr. Guarino's spouse and 1,000 shares owned by him as custodian for his children.
(7) Includes 2,000 shares owned by Mr. Hopkins' IRA.
(8) All shares owned by a corporate profit sharing trust of which Mr. Lippincott is the trustee and the beneficiary.
(9) Includes 5,000 shares owned by Mr. Mueller's IRA and 6,860 shares owned by his spouse.

                       PROPOSAL I - ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of seven members. The Board of Directors is divided into three classes and the Company's bylaws provide that directors are elected for staggered three-year terms. Two directors will be elected at the 1998 Annual Meeting to hold office until the Annual Meeting of Stockholders in the year 2001 and until their successors have been elected and qualified or until they are removed or replaced. Each nominee named below has consented to being named herein and to serve if elected. In case any nominee becomes unavailable for election for any presently unforeseen reason, the persons authorized to cast the votes represented by the enclosed proxy will have the right to use their discretion to vote for a substitute or to vote for the remaining nominees.

                       INFORMATION CONCERNING THE BOARD OF
                        DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information, as of September 30, 1997, with respect to the nominees for director, directors continuing in office and executive officers. There are no arrangements or understandings pursuant to which any director was selected to serve as such, and there are no family relationships between any directors or executive officers of the Company. All directors and nominees have been directors of the Company since it was formed in March 1997.

Directors Nominated For Terms Expiring In 2001

                                                                                   Term as Director
Name and Age                  Position With the Company and the Bank                  Expires
------------                  --------------------------------------               ----------------
Gene J. Gengel, 55            Director of the Company and the Bank                      1998
Thomas V. Guarino, 43         Director of the Company and the Bank                      1998

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                THAT STOCKHOLDERS VOTE IN FAVOR OF THESE NOMINEES

Directors Whose Terms Will Continue Beyond The Meeting

                                                                                  Term as Director
Name and Age                   Position With the Company and the Bank                 Expires
------------                   --------------------------------------              ----------------
Clifford E. Kelsey, Jr., 64    Director, President and Chief Executive                  2000
                                Officer of the Company and the Bank
Richard C. Durland, 53         Director of the Company and the Bank                     1999
Herbert C. Mueller, 70         Director of the Company and the Bank                     2000
Roy L. Lippincott, 56          Director of the Company and the Bank                     2000
Stephen O. Hopkins, 58         Director of the Company and the Bank                     1999

Board of Directors - Biographical Information

     Business experience for the directors listed below comprises experience for at least the past five years.

     Clifford E. Kelsey, Jr. serves as the President, Chief Executive Officer and a director of the Bank and the Company. Mr. Kelsey has been involved in the financial institutions industry for more than 30 years and has served as President, Chief Executive Officer and director of the Bank since 1973. He also has served as a director of the Institutional Investors Capital Appreciation Fund, Inc., the Arden Hill Hospital, the Arden Hill Life Care Center and the Arden Hill Life Care Retirement community since 1994.

     Richard C. Durland serves as the Executive Vice President, Treasurer and a director of the Bank. Mr. Durland joined the Bank in 1970 and has served as the Executive Vice President, Treasurer and a director since 1980. He is presently the Treasurer of the Goshen Rotary Club.

     Herbert C. Mueller has been a director of the Bank since 1973. Dr. Mueller is a retired veterinarian, past owner of the Orange County Veterinary Hospital and past president of the Hudson Valley Veterinary Association. He also serves as the Treasurer and director of the Black Meadow Club, a local hunting club. Dr. Mueller served in the 11th Airborne Division from 1946 to 1947.

     Roy L. Lippincott has been a director of the Bank since 1978. Mr. Lippincott, now retired, is the former President of Lippincott Funeral Chapel, Inc. in Goshen, New York and of Lippincott Funeral Home Inc. in Chester, New York. From 1968 until 1996, Mr. Lippincott was President of Ralston Lippincott Hasbrouck Ingrasia Funeral Home, Inc. located in Middletown, New York. Mr. Lippincott served as the Orange County Coroner from 1971 until 1985.

     Stephen O. Hopkins has been a director of the Bank since 1980. Mr. Hopkins has been the regional representative for the R.D. Murray Fire Apparatus company since May 1997 and S.V.I. Trucks since 1992, supplying fire and rescue apparatus to fire stations. From 1981 to 1983, Mr. Hopkins served as the President of the Cataract Engine & Hose Co. Mr. Hopkins presently serves on the Board of Directors for the Goshen Historic Track and has served is that capacity since its inception. He has been the Town Supervisor for the Town of Goshen since 1996. Mr. Hopkins served as the Mayor of the Village of Goshen from 1983 until 1989 and as the chief of the Goshen Fire District from 1975 to 1978.

     Gene J. Gengel has been a director of the Bank since 1995. Mr. Gengel is the Executive Director of the Orange County Cerebral Palsy Association Rehabilitation Center, a position he has held since 1992. From 1965 to 1992, Mr. Gengel held various management positions in the telephone industry including General Manager with a subsidiary of the Rochester Telephone Corporation. Mr. Gengel is a member of the Goshen Rotary Club and the Elks Club and has served as the Chairperson of the Human Resource Committee of the New York State Telephone Association.

     Thomas V. Guarino has been a director of the Bank since 1996. Mr. Guarino is the President and Senior Portfolio Manager of the Hudson Valley Investment Advisors, Inc., an investment management and advisory company, a position he has held since 1995. Prior to that, he had been, since 1988, a Vice President of Fleet Investment Advisors, Inc. and was Vice President in charge of investments of Norstar Bank of the Hudson Valley from 1981 to 1988. Mr. Guarino was an Adjunct Assistant Professor of finance for the Orange County Community College from 1983 until 1995. He has served as the past president of the Goshen Rotary Club, the Mid-Hudson Chapter of the American Institute of Banking and the Hudson Valley Estate Planning Council. Mr. Guarino also serves as a trustee of the Goshen Rotary Scholarship Foundation, Inc.

Executive Officers Who Are Not Directors

     Executive officers are elected for one year terms and serve at the pleasure of the Board of Directors. Provided below is certain information regarding the executive officers of the Company and the Bank who are not directors.

     Stephen W. Dederick joined the Bank in February 1997 as its Chief Financial Officer. Prior to joining the Bank, he was the Vice President and Controller of MSB Bank, where he also served on the Asset/Liability Committee and the Investment Committee. Mr. Dederick joined MSB Bank in 1985. He is active in scouting and is a member and past treasurer of the Pine Bush Lions Club.

     Diane D. King has served as the Bank's Senior Vice President and Assistant Treasurer since January 1997. Ms. King has been with the Bank for 29 years and has served in various positions, including Head Teller beginning in 1977, Assistant Treasurer since 1984 and Secretary from 1986 through 1996.

     Jenny M. Ford has served as the Bank's Vice President and Secretary since January 1997. Ms. Ford joined the Bank in 1972 and has served in various capacities since that time including bookkeeper, administrative assistant and Assistant Secretary.

Meetings of the Board of Directors and Certain Committees

     The Company's Board of Directors held six meetings during the 1997 fiscal year. Each of the directors of the Company is also a director of the Bank. The Board of Directors of the Company has a Compensation Committee and an Audit Committee. The entire Board of Directors acts as a nominating committee. The Bank also has a Compensation Committee.

     The Compensation Committee. The Compensation Committee is responsible for compensation matters of the Company and will be responsible for administering and making grants or awards under the Stock Option Plan and the Incentive Stock Award Plan when and if approved by stockholders. The committee will also oversee the Company's Employee Stock Ownership Plan (the "ESOP"). The Committee consists of all directors who are not salaried officers of the Company or the Bank The committee did not meet in fiscal 1997.

     The Compensation Committee of the Bank consists of the same persons as the Compensation Committee of the Company. The committee is responsible for determining the compensation of executive officers and employees of the Bank. The committee met three times during the 1997 fiscal year.

     The Audit Committee of the Company, which also serves as the audit committee of the Bank, consists of directors Mueller, Gengel and Guarino. The Audit Committee (i) recommends and maintains communications with the independent auditors; (ii) reviews the status of the annual audit; and (iii) supervises the Bank's internal auditor. The Committee met five times in fiscal 1997.

     No decision has been made as to whether the Board of Directors will consider nominees for directorships submitted by stockholders. Any stockholder desiring to suggest a nominee to the Board of Directors as a possible director should submit in writing a detailed resume of such person and a statement of such persons knowledge, expertise and experience in banking and financial matters. Stockholders of record may nominate candidates as directors provided that they must follow the procedural requirements discussed above under the caption "Voting Required and Proxy Information."

Director Compensation

     Directors who are not employees of the Company or the Bank or any of their subsidiaries are paid a fee of $500 for each regular Board meeting and $300 for each committee meeting of the Company or the Bank. Directors are also be eligible for participation in the Stock Option Plan and Incentive Stock Award Plan when and if ratified by stockholders.

Executive Compensation

     The Company has not paid any compensation to its executive officers since its formation. The Company does not presently anticipate paying any compensation to such persons, except for stock-based compensation pursuant to its Employee Stock Ownership Plan and the Stock Option Plan and the ISAP, until it becomes actively involved in the operation or acquisition of businesses other than the Bank. The Company has, however, entered into employment contracts with four of its executive officers and has entered into a Retention Agreement with a fifth executive officer.

     The following table sets forth information concerning the compensation paid to President and Chief Executive Officer Clifford E. Kelsey, the only executive officer with a salary in excess of $100,000 for the 1997 fiscal year.

====================================================================================================================================
                                                   Summary Compensation Table
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    Long-Term Compensation
                                                    Annual Compensation                     Awards
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Options/
                                                                                                    Stock
                                                                                  Restricted     Appreciation
   Name and Principal       Fiscal                              Other Annual         Stock          Rights           All Other
        Position            Year(10)  Salary($)   Bonus($)   Compensation($)(11)    Awarded($)     ("SARs")(#)   Compensation($)(12)
-------------------------- ---------- ----------- ---------- ------------------- -------------- --------------- --------------------
Clifford E. Kelsey,  Jr.,   1997       $129,611    None          None                None           None            $5,712
President  and
Chief Executive Officer     1996       $123,610    None          None                None           None            $4,717

====================================================================================================================================

Compensation Committee Report on Executive Compensation

     In fulfillment of Securities and Exchange Commission's requirements for disclosure in proxy materials of the Compensation Committee Report on Executive Compensation Committee's policies regarding compensation of executive officers, the Committee has prepared the following report for inclusion in this proxy statement.

     General Policy Considerations. The Board of Directors of the Bank has delegated to its Compensation Committee the responsibility and authority to oversee the general compensation policies of the Bank and to establish compensation plans and specific compensation levels for executive officers. The Compensation Committee of the Company has been delegated the responsibility and authority to oversee implementation of, and approve grants and awards under, the Company's Stock Option Plan and the Company's Incentive Stock Award Plan. Both committees consist of all the non-officer directors so decisions of the two committees should be viewed together, and for the purposes of this discussion they will be referred to as the Compensation Committee.

     The Compensation Committee has developed an executive compensation policy designed to: (i) offer competitive compensation to attract, motivate, retain and reward executive officers who are crucial to the long-term success of the Company; and (ii) encourage decision-making that maximizes long-term stockholder value. The Compensation Committee seek to consider a multitude of factors in establishing appropriate levels of compensation for executive officers, with no one factor clearly overshadowing all the others. The overall determination is based upon the subjective judgment of the committee members.

     The compensation package provided to the executive officers of the Bank is composed principally of base salary. The Compensation Committee anticipates that the Stock Option Plan and the ISAP will be approved at the Meeting, thus providing additional flexibility in fashioning compensation packages. The ESOP also provides employees, and officers, with an additional equity-based incentive to maximize long-term shareholder value. Stock-based compensation available now and in the future will be considered by the Compensation Committee in making its salary determinations for officers and employees in the future.
___________________
(10) In accordance with the revised rules on executive officer and director compensation disclosure adopted by the Securities and Exchange Commission, summary compensation information is excluded for the year ended September 30, 1995, as neither the Bank nor the Company were public companies during such year.
(11) Mr. Kelsey did not receive additional benefits or perquisites which in the aggregate exceeded 10% of his salary and bonus.
(12) Amount includes Company matching
contribution accrued to Mr. Kelsey's accounts under the Bank's 401(k) Plan of $3,883 and $3,694 and life insurance premiums of $1,829 and $1,023 for 1997 and 1996, respectively.

     The Compensation Committee considers multiple factors in determining executive compensation, some related to the specific work performed and expected of the officer and others related to the Company, the Bank, the local business climate and other general matters. For example, the Compensation Committee considers, among other factors, the level of responsibility of each officer; the expertise and skill level required to perform the position; satisfaction of prior period goals and objectives; length of service; the complexity of work that may be required in connection with strategic plans or special projects; and prior compensation history. General considerations include the Bank's earnings, capital and asset size; the results of government regulatory examinations; the Bank's regulatory ratings on safety and soundness as well as Community Reinvestment Act examinations; the ratio of salary and benefits expense to total assets; and performance and compensation programs of peer group banks.

     Employee benefit plans also represent an important component of any compensation package. The defined benefit pension plan, contributions to the 401(k) plan and health insurance benefits available to all employees, including executive officers, provide competitive benefits comparable to those available at other institutions.

     The Compensation Committee's decisions are discretionary and no mathematical or similar formula is utilized to determine any compensation package. The Compensation Committee believes that a competitive employee benefit package is essential to achieving the goals of attracting and retaining highly qualified employees.

     Chief Executive Officer Compensation. The Compensation Committee determines the salary of the Chief Executive Officer on a calendar year basis. Base salary paid to Mr. Kelsey for calendar year 1997 was $128,622, and reflects a 5% increase over Mr. Kelsey's base salary for calendar year 1996. In determining total compensation to be paid to the Chief Executive Officer, the Compensation Committee considered the factors discussed above and also considered a number of specific matters including the efforts required to assure the successful completion of the Bank's conversion to stock form and the efforts to improve the Bank's interest rate spread through restructuring the Bank's loan and deposit programs. The Compensation Committees also considered the Bank's return to profitability in fiscal 1996, with net income of $558,000, after the net loss of $462,000 in 1995 when it determined Mr. Kelsey's base salary for calendar year 1997.

     This report is included herein at the direction of the Compensation Committee members, directors, Herbert C. Mueller, Roy L. Lippincott, Stephen O. Hopkins, Gene J. Gengel and Thomas V. Guarino.

Stock Performance Presentation

     The Company completed its initial public offering of common stock at a price of $10.00 per share on July 9, 1997. Accordingly, at this time it is not possible to provide a performance graph comparing the yearly percentage change in cumulative total stockholder return with broad market indices, industry indices or any other relevant indices. The quoted closing price of the common stock as reported on the Nasdaq National Market on December 18, 1997, was $18.00 per share.

Transactions with Directors and Officers

     Some of the directors and executive officers of the Bank, as well as firms and companies with which they are associated, are and have been customers of the

Bank. All of the Bank's transactions with such persons and entities were completed in the ordinary course of business and were on substantially the same terms as those prevailing at the time for comparable transactions with the general public.

     In addition to such normal customer relationships, none of the directors or executive officers of the Company (or members of their immediate families) maintained, directly or indirectly, any significant business or personal relationship with the Company or the Bank during the 1997 fiscal year.

Employment Agreements and Retention Agreements

         The Company and the Bank have entered into separate employment agreements with President and Chief Executive Officer Clifford Kelsey. The agreements establish Mr. Kelsey's duties and are intended to ensure that the Bank and the Company will be able to continue to benefit from Mr. Kelsey's services.

         The agreements provide for three-year terms beginning on May 1, 1997. Each agreement provides that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may, provided that Mr. Kelsey does not object and after a performance evaluation by the Board, extend the agreement for an additional year. The agreements provide that Mr. Kelsey's base salary will be reviewed annually. It is anticipated that this review will be performed by the Compensation Committees of the Bank and the Company, and approved by non-employee members of the Board. The agreements provide for, among other things, entitlement to participation in such stock, retirement and welfare benefit plans as the Bank may maintain from time to time. The agreements provide for termination by the Bank or the Company at any time for cause as defined in the agreements.

         If the Bank or the Company terminates Mr. Kelsey's employment for reasons other than for cause, or if he resigns from the Bank and the Company for certain specified reasons, he would be entitled to a lump sum cash payment in an amount equal to the sum of (a) the present value of his remaining cash compensation (salary plus bonus at the highest rate at which bonuses had been paid during the five year period prior to such termination), (b) the additional contributions or benefits that would have been earned under any employee benefit plans of the Bank or the Company during the remaining term of the agreement and
(c) payments that would have been made under any incentive compensation plan during the remaining term of the agreement. If permitted by applicable law, provision will also be made for the cash out of stock options, appreciation rights or restricted stock as if he were fully vested. The Bank and the Company would also continue his life, health and any disability insurance or other benefit plan coverage for specified periods. Reasons specified as grounds for resignation include, in general, material breach by the Company or the Bank or adverse change in salary or other compensation and benefits, function, title or working conditions, or, in the event of a change in control (as defined in the agreement), the failure to provide such stock-based compensation and benefits as are at least as favorable as those usually and customarily provided to similarly situated officers. In general, a "change in control" will be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 25% or more of any class of equity security of the Company or the Bank, upon stockholder approval of a merger or consolidation unless certain conditions are met, or a change of the majority of the Board of Directors of the Company or the Bank or upon liquidation or sale of substantially all the assets of the Company or the Bank. Based on compensation and benefit costs for fiscal 1997, cash payments to be made in the event of a change in control of the Bank or the Company to Mr. Kelsey pursuant to the terms of the agreements is estimated to be approximately $460,000.

         Payments under the Bank's agreement with Mr. Kelsey are guaranteed by the Company. If payments under the two agreements are duplicative, payments due under the Company's agreement would be offset by amounts actually paid by the Bank. Mr. Kelsey is entitled to reimbursement of certain costs incurred in interpreting or enforcing the agreements.

         Cash and benefits paid to Mr. Kelsey pursuant to the agreements and under other benefit plans following a "change in control" may constitute "excess parachute" payments under Section 280G of the Internal Revenue Code, resulting in a 20% excise tax payable by the recipient and the denial of the deduction for such excess amounts to the Company and the Bank. The Company's agreement includes a provision indemnifying Mr. Kelsey on an after-tax basis for any such excise taxes.

         The Company and the Bank also have employment agreements with executive officers Richard Durland, Diane King and Jenny Ford which are substantially similar in terms to the employment agreements with Mr. Kelsey. Based on compensation and benefit costs for fiscal 1997, cash payments to be made in the event of a change in control of the Bank or the Company to those three executive officers, in the aggregate, pursuant to the terms of the agreements is estimated to be approximately $816,000.

         In addition, the Bank has Severance Agreements, which are guaranteed by the Company, with executive officer Stephen W. Dederick and with three non-executive officers. In general terms, such agreements provide for three year assurance periods of employment after a change in control, although they do not guaranty continued employment with the Bank prior to a change in control. If the officer's employment terminates after a change in control under circumstance comparable to those which would give rise to change in control payments under the contract with Mr. Kelsey described above, the officer would be entitled to severance payments comparable to those paid to Mr. Kelsey, based upon the salary and benefits paid to the terminated officer prior to the termination. However, in no event may the aggregate amount payable under such agreements exceed 299% of average annual compensation paid to such officer during the five preceding taxable years. Based on compensation and benefit costs for fiscal 1997, cash payments to be made in the event of a change in control of the Bank or the Company to those three executive officers, in the aggregate, pursuant to the terms of the agreements is estimated to be approximately $816,000.

     The actual amount that may be paid in the event of a change in control pursuant to the Employment Agreements and Severance Agreements can only be estimated at this time because the actual amount will be based on the compensation and benefit costs and other factors existing at the time of the change in control which cannot be determined at this time.

Pension Plan

         The Bank maintains a non-contributory, tax-qualified defined benefit pension plan (the "Pension Plan") for eligible employees. The following table illustrates the annual benefit payable upon normal retirement at age 65 in the normal form of benefit under the Pension Plan at various levels of average annual compensation and years of service under the Pension Plan.


====================================================================================================================
                                                Pension Plan Table
======================== ===========================================================================================
                                                         Years of Credited Service
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
     Remuneration                  15                     20                     25                    30
------------------------ ---------------------- ---------------------- ---------------------- ======================
        $75,000                $22,500                $30,000                $37,500                $45,000
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
        100,000                 30,000                 40,000                 50,000                 60,000
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
        125,000                 37,500                 50,000                 62,500                 75,000
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
        150,000                 45,000                 60,000                 75,000                 90,000
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
        175,000                 45,000                 60,000                 75,000                 96,000
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
        200,000                 45,000                 60,000                 75,000                 96,000
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
        225,000                 45,000                 60,000                 75,000                 96,000
======================== ====================== ====================== ====================== ======================

     All employees and officers with more than 1,000 hours of service per year who have attained age 21 and completed one year of service are eligible to participate in the Pension Plan. The Pension Plan provides a benefit for each participant. The annual benefit is equal to 2% of the participant's average annual compensation multiplied by the participant's number of years of service. A participant is entitled to a maximum of 30 years of service under the Pension Plan. For the plan year beginning October 1, 1997, the maximum permitted average annual compensation for determining pension benefits under the Bank's Pension Plan was $160,000 and the maximum annual pension benefit was $96,000.

     Average annual compensation is the average annual compensation for the three years prior to retirement. A participant is fully vested in his or her pension after five years of service. The Pension Plan is funded by the Bank on an actuarial basis, and all assets are held in trust by the Pension Plan trustee.

     At September 30, 1997, Mr. Kelsey had 30 years of credited service under the Pension Plan.

               PROPOSAL II - RATIFICATION OF THE STOCK OPTION PLAN

General

     Establishment and implementation of the Stock Option Plan is subject to ratification by stockholders. The Stock Option Plan is in compliance with OTS regulations; however, the OTS has not endorsed or approved the Stock Option Plan and no written or oral representation to the contrary is made hereby.

     The Stock Option Plan has been adopted by the Board of Directors of the Company, subject to ratification by stockholders at the Meeting. Ratification by stockholders will ratify the awards described in "Awards Under the Stock Option Plan" below, and will authorized the granting of additional options pursuant to the provisions of the Stock Option Plan. The Company will reserve, either from authorized but unissued shares or from issued shares reacquired and held as treasury shares, 224,825 shares of the Common Stock (10% of the shares issued in the Company's initial public offering) for use to satisfy the exercise of options. Management may, to the extent practicable and feasible, fund the Stock Option Plan from issued shares reacquired by the Company in the open market. To the extent the Company utilizes authorized but unissued Common Stock to fund the

Stock Option Plan, the exercise of stock options will have the effect of diluting the holdings of persons who own the Common Stock. Assuming all options under the Stock Option Plan are awarded and exercised through the use of authorized but unissued Common Stock, the percentage ownership interest of existing stockholders would be diluted by approximately 9.1%.

     The Board of Directors believes that the Company should adopt a flexible and comprehensive Stock Option Plan which permits the granting of a variety of long-term incentive awards to directors, officers and employees as a means of enhancing and encouraging the recruitment and retention of those individuals on whom the continued success of the Company most depends. However, because the awards are granted only to persons affiliated with the Company, the adoption of the Stock Option Plan could make it more difficult for a third party to acquire control of the Company and therefore could discourage offers for the Company's stock that may be viewed by the Company's stockholders to be in their best interest.

     In addition, certain provisions included in the Company's Certificate of Incorporation and Bylaws may discourage potential takeover attempts, particularly takeover attempts that are not negotiated directly with the Board of Directors of the Company. Included among these provisions are provisions (i) limiting the voting power of shares held by persons owning 10% or more of the Common Stock, (ii) requiring a super- majority vote of stockholders for approval of certain business combinations, (iii) establishing a staggered Board of Directors, (iv) permitting special meetings of stockholders to be called only by the Board of Directors and (v) authorizing a class of preferred stock with terms to be established by the Board of Directors. These provisions could prevent the sale or merger of the Company even if a majority of the stockholders approve of such transaction. Furthermore, until July 9, 2000 (three years after the consummation of the conversion of the Bank to the stock form of ownership), federal regulations prohibit any person from acquiring or offering to acquire the beneficial ownership of more than 10% of the stock of a converted savings institution or its holding company without prior approval of the OTS. Federal law and regulations also require OTS approval prior to the acquisition of "control" (as defined in the OTS regulations) of an insured institution, including a holding company thereof. These regulations could have the effect of discouraging takeover attempts of the Company.

     Certain provisions of the Employment Agreements and Retention Agreements discussed above, notably the payments which could become due upon a change in control, could also have the effect of discouraging takeover attempts.

     Attached hereto as Exhibit A to this Proxy Statement is the complete text of the Stock Option Plan. The principal features of the Stock Option Plan are summarized below.

Principal Features of the Stock Option Plan

     The Stock Option Plan provides for awards in the form of stock options, representing a right, or option, in favor of the grantee of the option to purchase common stock of the Company. Each award shall be on such terms and conditions, consistent with the Stock Option Plan and applicable OTS regulations, as the committee administering the Stock Option Plan may determine. Subject to certain exceptions described in the plan, in accordance with OTS regulations awards under the plan may not vest more rapidly than 20% per year beginning one year after stockholder approval of the Stock Option Plan, subject to the participant maintaining continuous service to the Company or its subsidiaries from the date of grant through the date of vesting.

     Pursuant to OTS regulations, non-employee directors of the Company individually, and all non-employee directors of the Company as a group, may not be awarded more than 5% and 30%, respectively, of the total shares subject to the Stock Option Plan. In addition, no individual may be granted awards with respect to more than 25% of the total shares subject to the Stock Option Plan.

     Shares delivered upon the exercise of options granted pursuant to the Stock Option Plan may be either authorized but unissued shares or reacquired shares held by the Company in its treasury. If an option expires or is terminated unexercised, one or more new options may be granted under the Stock Option Plan for the same number of shares. Generally, no award or any right or interest therein is assignable or transferable except under certain limited exceptions set forth in the Stock Option Plan.

     The Stock Option Plan is administered by the Compensation Committee of the Board of Directors of the Company, which is comprised of directors Herbert C. Mueller, Roy L. Lippincott, Stephen O. Hopkins, Gene J. Gengel and Thomas V. Guarino. Pursuant to the terms of the Stock Option Plan, any director, officer or employee of the Company or its affiliates is eligible to participate in the Stock Option Plan, which currently includes approximately 40 persons. In granting awards under the Stock Option Plan, the Compensation Committee expects that it will consider, among other things, position and years of service, value of the participants' services to the Company and the Bank and the added responsibilities of such individuals as employees, directors and officers of a public company.

Stock Options

     The term of stock options may not exceed ten years from the date of grant. The Compensation Committee may grant either "incentive stock options" as defined under Section 422 of the Code, or stock options not intended to qualify as such ("non-qualified stock options").

     In general, stock options will not be exercisable after the expiration of their terms. Unless otherwise determined by the Compensation Committee, in the event a participant ceases to maintain continuous service (as defined in the Stock Option Plan) with the Company or one of its affiliates, for any reason (excluding death, disability and termination for cause), an exercisable stock option will continue to be exercisable for three months thereafter but in no event after the expiration date of the option. Unless otherwise provided by the Compensation Committee, in the event of disability of a participant during such service, all options not then exercisable shall become exercisable in full and remain exercisable for a period of three months from the date of such disability. Unless otherwise provided by the Compensation Committee, in the event of death of a participant, all options not then exercisable shall become exercisable in full. Unless otherwise provided by the Compensation Committee, in the event of the death of a participant during such service or within the three-month period described above following termination of service described above, an exercisable option will continue to be exercisable for one year, to the extent exercisable by the participant immediately prior to his death, but in no event later than ten years after grant. Following the death of any participant, the Compensation Committee may, as an alternative means of settlement of an option, elect to pay to the holder thereof an amount of cash equal to the amount by which the market value of the shares covered by the option on the date of exercise exceeds the exercise price. A stock option will automatically terminate and will no longer be exercisable as of the date a participant is notified of termination for cause.

     The exercise price for the purchase of shares subject to a stock option at the date of grant may not be less than 100% of the market value of the shares covered by the option on that date. The exercise price must be paid in full in cash or, if permitted by the Stock Plans Committee, shares of Common Stock, or a combination of both.

     The Stock Option Plan provides for the automatic grant of a non-qualified stock option to purchase 11,241 shares of Common Stock to each director who is not a full-time employee of the Company, as of the date of stockholder ratification of the Stock Option Plan. Such options have a term of ten years, are not transferable, and vest at the rate of 20% per year commencing on the one-year anniversary of the date of Stockholder approval. The exercise price per share of such options shall be equal to the fair market value of the Common Stock on the date of grant.

Limited Stock Appreciation Rights

     Each option granted under the Stock Option Plan will be accompanied by a Limited Stock Appreciation Right ("LSAR") that is exercisable for a period commencing on the date on which a change in control (as defined in the Stock Option Plan) occurs and ending six months after such date (or such later date as does not subject the option holder to liability under Section 16 of the Securities Exchange Act of 1934). Upon exercise of a LSAR, the optionee will be entitled to receive an amount equal to (a) the excess of the fair market value of the common stock over the exercise price per share specified in the LSAR, multiplied by (b) the number of shares with respect to which the LSAR is being exercised. The related stock option will then be canceled. Under the Stock Option Plan, LSARs will be canceled upon a change of control if the acquiror has agreed to make a monetary payment or provide substitute options or other property equivalent in value to the value of the option being canceled.

Effect of Merger and Other Adjustments

     Shares as to which awards may be granted under the Stock Option Plan, and shares then subject to awards, will be adjusted appropriately by the Compensation Committee in the event of any merger, consolidation, reorganization, recapitalization (including any distribution of capital to shareholders, whether taxable or otherwise), combination or exchange of shares, stock dividend, stock split or other change in the corporate structure or Common Stock of the Company.

Amendment and Termination

     The Board of Directors of the Company may at any time amend, suspend or terminate the Stock Option Plan or any portion thereof, subject to compliance with OTS regulations, but may not, without the prior approval of the stockholders, make any amendment which would be required to be approved by stockholders in order for the Stock Option Plan to satisfy the requirement of
Section 422 of the Internal Revenue Code. For example, stockholder approval would be required for an amendment which (i) increases the aggregate number of securities which may be issued under the Stock Option Plan (except as specifically set forth under the Stock Option Plan), (ii) materially increases the benefits accruing to participants, (iii) materially changes the requirements as to eligibility for participation in the Stock Option Plan or (iv) changes the class of persons eligible to participate in the Stock Option Plan. No amendment, suspension or termination may impair the rights of any participant, without his consent, in any award made pursuant to the Stock Option Plan. Unless previously terminated, the Stock Option Plan shall continue in effect for a term of ten years, after which no further options may be granted under the Stock Option Plan.

Federal Income Tax Consequences

     Under present federal income tax laws, awards under the Stock Option Plan will have the following consequences:

     (1) The grant of an option will not, itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of such grant.

     (2) In order to qualify as an "Incentive Stock Option," a stock option awarded under the Stock Option Plan must meet the conditions contained in

Section 422 of the Code, including the requirement that the shares acquired upon the exercise of the stock option be held for one year after the date of exercise and two years after the grant of the option. The exercise of an Incentive Stock Option will generally not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax.

     (3) The exercise of a stock option which is not an Incentive Stock Option will result in the recognition of taxable ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the stock option.

     (4) The exercise of a LSAR will result in the recognition of taxable, ordinary income by the participant on the date of exercise in an amount of cash acquired pursuant to the exercise.

     (5) The Company will be allowed a deduction at the time, and in the amount of, any ordinary income recognized by the participant under the various circumstances described above, provided that the Company meets its federal withholding tax obligations.

Awards Under the Stock Option Plan

     The following table presents information at with respect to the number of awards of options which are currently intended to be granted under the Stock Option Plan, subject to stockholder ratification of the Stock Option Plan, to
(i) the Named Officers and (ii) directors who are not executive officers of the Company and the Bank as a group and (iv) all non-executive officer employees of the Company or the Bank as a group. The amount of options which may be awarded to other employees and officers has not been determined and is at the discretion of the Compensation Committee. On December 18, 1997, the closing price for the Common Stock as quoted on the Nasdaq Stock Market was $18.00 per share.

====================================================================================================================
                                              1998 STOCK OPTION PLAN
====================================================================================================================
                 Name and Position                          Dollar Value (13)                Number of Shares
==================================================== ============================== ================================
Clifford  E.  Kelsey,   Jr.   President  and  Chief
Executive Officer...............................                 None                           56,206

Non-Executive Director Group
(5 persons).....................................                 None                           55,205

==================================================== ============================== ================================

     Subject to the conditions of the Stock Option Plan, the proposed awards described in the preceding table will vest in five equal annual installments with the first installment vesting on the one-year anniversary of the date of stockholder approval of the Stock Option Plan and the additional installments vesting ratably on each subsequent anniversary of such approval. Pursuant to the terms of the Stock Option Plan, all options are required to be granted with an exercise price equal to not less than the fair market value of the shares on the date of grant. To the extent permitted under applicable law, all options granted to officers are intended to be incentive stock options. All awards to directors who are not full time employees of the Company will be non-qualified stock options.
________________
(13) Any value realized will be the difference between the exercise price and the market value upon exercise. Since the options have not been granted, there is no current value.

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
             RATIFICATION OF THE ADOPTION OF THE STOCK OPTION PLAN.

          PROPOSAL III - RATIFICATION OF THE INCENTIVE STOCK AWARD PLAN

General

     Establishment and implementation of the ISAP is subject to ratification by stockholders. The ISAP is in compliance with OTS regulations; however, the OTS has not endorsed or approved the ISAP and no written or oral representation to the contrary is made hereby.

     The ISAP has been adopted by the Board of Directors of the Company, subject to stockholder ratification. The ISAP is designed to provide directors, officers and employees with a proprietary interest in the Company so as to encourage such individuals to remain with the Company and the Bank. Ratification by stockholders of the adoption of the ISAP will ratify the awards proposed thereunder and as described in "Awards under the ISAP" herein, and will ratify the granting of additional restricted stock awards pursuant to the provisions of the ISAP. Pursuant to the ISAP, 89,930 shares of Common Stock (or 4.0% of the shares sold in the Bank's conversion to stock form), funded from either authorized but unissued shares or issued shares subsequently reacquired and held as treasury shares, will be available for awards. Management currently intends, to the extent practicable and feasible, to fund the ISAP from issued shares reacquired in the open market. The costs and expenses of administering the ISAP will be borne by the Company, but dividends paid on shares not awarded may be used to defer expenses.

     To the extent the Company utilizes authorized but unissued shares to fund the ISAP, the interests of current stockholders will be diluted. Assuming all ISAP Shares are awarded through the use of authorized but unissued Common Stock, the percentage ownership interest of existing stockholders would be diluted by approximately 3.85%. Upon ratification of the ISAP by stockholders, it is expected that 44,962 shares of Common Stock will be awarded to non-employee directors and the chief executive officer of the Company and the Bank, which will leave 44,968 shares available for awards to other officers and employees of the Company and the Bank.

     The ISAP will be effectuated through the creation of a trust (the "Trust") by the Company. The Company will fund the Trust, or cause the Trust to be funded, with such money or property as is determined by the Board of Directors of the Company. Participant contributions are not permitted. In no event will the assets of the Trust be used to purchase more than 89,930 shares of Common Stock, less any shares contributed in kind to the Trust. Attached as Exhibit B to this Proxy Statement is the complete text of the form of the ISAP. The principal features of the ISAP are summarized below.

Principal Features of the ISAP

     The ISAP provides for the award of shares of Common Stock ("ISAP Shares") subject to the restrictions described below. The ISAP is administered by the Company's Compensation Committee. Each award under the ISAP will be made on such terms and conditions, consistent with the terms of the ISAP and applicable OTS regulations, as the Compensation Committee shall determine.

     The Compensation Committee will select the recipients and terms of awards pursuant to the ISAP. In determining to whom and in what amount to grant awards, the Compensation Committee considers the position and responsibilities of eligible individuals, the value of their services to the Company and the Bank and other factors it deems relevant. Pursuant to the terms of the ISAP, any director, officer or employee of the Company or its affiliates is eligible to participate in the ISAP, which currently includes eligible participants of approximately 40 persons.

     As required by OTS regulations, award recipients earn (i.e., become vested in) awards, over a period of time as determined by the Compensation Committee at the time of grant, provided that no award may vest earlier than one year from the date of stockholder approval of the ISAP and shall not vest at a rate in excess of 20% of the initial award per year except in the event of death or disability. As soon as practicable after shares are vested, the trustee of the Trust will transfer the shares to the recipient. Pursuant to the terms of the ISAP, no director who is not an employee of the Company shall be granted awards with respect to more than 5% of the total shares subject to the ISAP. All non-employee directors of the Company, in the aggregate, may not be granted awards with respect to more than 30% of the total ISAP Shares and no individual shall be granted awards with respect to more than 25% of the total ISAP Shares. It is intended that no award granted to an executive officer of the Company or its affiliates shall vest in any fiscal year (and shall be carried over to the subsequent fiscal year) in which the Bank fails to meet all of its fully phased-in capital requirements.

     Subject to compliance with OTS regulations, the Compensation Committee may, in its discretion, accelerate the time at which any or all restrictions will lapse, or may remove any or all of the restrictions. In the event a participant ceases to maintain continuous service with the Company or the Bank by reason of death or disability, ISAP Shares still subject to restrictions will be fully vested, free of these restrictions and shall not be forfeited. In the event of termination for any other reason, all shares not yet vested will be forfeited and returned to the Company.

     Awards pursuant to the ISAP are held in trust until vested. An individual to whom an award is granted is entitled to exercise voting rights and receive cash dividends with respect to stock subject to awards granted to him whether or not vested. The Compensation Committee will exercise voting rights with respect to shares in the Trust that have not been allocated to reflect the voting directions of shares granted under the ISAP. Each individual who receives and award under the ISAP is entitled to direct the manner of response to any tender offer, exchange offer or other offer made to shareholders with respect to stock subject to awards granted to him whether or not vested. If no direction is given, the shares will not be tendered or exchanged. For shares that are not yet awarded, the ISAP Committee will direct the Trustee to respond to reflect the responses given with respect to shares awarded.

     The ISAP provides for an award of 4,496 shares to each director who is not a full-time employee of the Company, as of the date of stockholder ratification of the ISAP. No ISAP Shares granted to a director who is not full-time employee shall be earned in any fiscal year (and shall be carried over to the subsequent fiscal year) in which the Bank fails to meet all of its fully phased-in capital requirements.

Federal Income Tax Consequences

     Holders of ISAP Shares will recognize ordinary income on the date that the ISAP Shares are no longer subject to a substantial risk of forfeiture (ordinarily the date on which the ISAP Shares vest), in an amount equal to the fair market value of the shares on that date. In certain circumstances, a holder may elect to recognize ordinary income and determine such fair market value on the date of the grant of the ISAP Shares. Holders of ISAP Shares will also recognize ordinary income equal to their dividend or dividend equivalent payments when such payments are received. Generally, the amount of income recognized by participants will be a deductible expense for tax purposes for the Company.

Termination or Amendment of the ISAP

     The Board of Directors of the Company may amend, suspend or terminate the ISAP or any portion thereof at any time, provided, however, that no amendment or termination may affect outstanding awards and all amendments are subject to OTS regulations which may require Stockholder approval of certain amendments.

Awards Under the ISAP

     The following table presents information at December 18, 1997 with respect to the number of ISAP Shares which are currently intended to be granted under the ISAP, subject to stockholder ratification of the ISAP, to (i) the Named Officers, and (ii) directors who are not employees of the Company or the Bank as a group. Awards to other officers and employees have not been determined.

====================================================================================================================
                                          1997 INCENTIVE STOCK AWARD PLAN
---------------------------------------------------- ------------------------------ --------------------------------
                 Name and Position                          Dollar Value (14)              Number of Shares
==================================================== ============================== ================================
Clifford  E.  Kelsey,   Jr.   President  and  Chief
Executive  Officer..............................               $404,676                         22,482

Non-Executive Director Group
(5 persons).....................................               $404,640                         22,480

==================================================== ============================== ================================

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE ADOPTION OF THE
                        1997 INCENTIVE STOCK AWARD PLAN.


              PROPOSAL IV - RATIFICATION OF APPOINTMENT OF AUDITORS

     The Company's Board of Directors appointed Nugent & Haeussler, P.C. as independent public accountants to audit the books of the Company for the fiscal year ended September 30, 1998, subject to ratification by the stockholders at the Meeting. Nugent & Haeussler, P.C. has been employed regularly by the Company since it was formed in 1997 and by the Bank for more than 25 years to examine their books and accounts and for other purposes.

     Representatives of Nugent & Haeussler, P.C. are expected to be present at the Annual Meeting and will have an opportunity to make such statements as they may desire. Such representatives are expected to be available to respond to appropriate questions from stockholders.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                     THAT STOCKHOLDERS VOTE IN FAVOR OF THE
                   RATIFICATION OF THE APPOINTMENT OF AUDITORS
___________________________
(14) Assumes an aggregate market value of the ISAP Shares based on the closing price of the Common Stock of $18.00 as reported on the Nasdaq National Market System on December 18, 1997.

                                 OTHER BUSINESS

     The management has no reason to believe that any other business will be presented at the Annual Meeting, but if any other business shall be presented, the proxies will vote on such matters in accordance with their judgment of the best interests of the Company.

                                     GENERAL

     The Company's Annual Report to its Stockholders for the fiscal year ended September 30, 1997, including financial statements, is being concurrently furnished with this Proxy Statement to stockholders of record on the Record Date. The Annual Report is not part of the proxy solicitation material.

     All shares represented by valid proxies sent to the Company to be voted at the Meeting will be voted if received in time. Each proxy will be voted in accordance with the directions of the stockholder executing such proxy. If no directions are given, such proxy will be voted "FOR" all the proposals set forth in this Proxy Statement.

     The cost of soliciting proxies relating to the Meeting will be borne by the Company. In addition, directors, officers and regular employees of the Company and the Bank may solicit proxies personally, by telephone or by other means without additional compensation. In addition, the Company will, upon the request of brokers, dealers, banks and voting trustees, and their nominees, who were holders of record of shares of the Company's capital stock or participants in depositories on the Record Date, bear their reasonable expenses for mailing copies of this Proxy Statement, the form of proxy and the Notice of the Annual Meeting, to the beneficial owners of such shares.

                               1999 ANNUAL MEETING

     The Company's Board of Directors will establish the date for the 1999 Annual Meeting of Stockholders. In order for a stockholder to be entitled, under the regulations of the Securities and Exchange Commission, to have a stockholder proposal included in the Company's Proxy Statement for the 1999 meeting, the proposal must be received by the Company at its principal executive offices, One South Church Street, Goshen, New York, 10924, Attention: Jenny M. Ford, Secretary, not less than 120 days in advance of the date in 1999 which corresponds to the date in 1998 on which these proxy materials are released to stockholders. The stockholder must also satisfy the other requirements of SEC Rule 14a-8.

THE COMPANY WILL FURNISH, WITHOUT CHARGE TO ANY STOCKHOLDER SUBMITTING A WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1997 REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO JENNY M. FORD, SECRETARY, AT THE COMPANY'S ADDRESS STATED HEREIN. THE FORM 10-K REPORT IS NOT A PART OF THE PROXY SOLICITATION MATERIALS.

                    PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW

Goshen, New York, January 8, 1998

                          EXHIBIT A TO PROXY STATEMENT

                            GSB FINANCIAL CORPORATION
                              STOCK OPTION PLAN FOR
                    OUTSIDE DIRECTORS, OFFICERS AND EMPLOYEES

                                TABLE OF CONTENTS

                                    ARTICLE I

                                     PURPOSE

Section 1.1 General Purpose of the Plan ................................ A-1

                                   ARTICLE II

                                   DEFINITIONS

Section 2.1 Bank........................................................ A-1
Section 2.2 Board....................................................... A-1
Section 2.3 Change in Control........................................... A-1
Section 2.4 Code........................................................ A-2
Section 2.5 Committee................................................... A-2
Section 2.6 Company..................................................... A-2
Section 2.7 Disability.................................................. A-2
Section 2.8 Disinterested Board Member.................................. A-2
Section 2.9 Effective Date.............................................. A-2
Section 2.10 Eligible Director.......................................... A-2
Section 2.11 Eligible Employee.......................................... A-2
Section 2.12 Employer................................................... A-2
Section 2.13 Exchange Act............................................... A-3
Section 2.14 Exercise Price............................................. A-3
Section 2.15 Fair Market Value.......................................... A-3
Section 2.16 Family Member.............................................. A-3
Section 2.17 Incentive Stock Option..................................... A-3
Section 2.18 Limited Stock Appreciation Right........................... A-3
Section 2.19 Non-Profit Organization.................................... A-3
Section 2.20 Non-Qualified Stock Option................................. A-3
Section 2.21 Option..................................................... A-3
Section 2.22 Option Period.............................................. A-3
Section 2.23 OTS Regulations............................................ A-3
Section 2.24 Person..................................................... A-4
Section 2.25 Plan....................................................... A-4
Section 2.26 Retirement................................................. A-4
Section 2.27 Share...................................................... A-4
Section 2.28 Termination for Cause...................................... A-4

                                   ARTICLE III

                                AVAILABLE SHARES

Section 3.1 Available Shares.............................................A-5

                                   ARTICLE IV

                                 ADMINISTRATION

Section 4.1 Committee................................................... A-5
Section 4.2 Committee Action.............................................A-5
Section 4.3 Committee Responsibilities...................................A-6

                                    ARTICLE V

                      STOCK OPTIONS FOR ELIGIBLE DIRECTORS

Section 5.1 In General...................................................A-6
Section 5.2 Exercise Price...............................................A-6
Section 5.3 Option Period................................................A-6

                                   ARTICLE VI

                      STOCK OPTIONS FOR ELIGIBLE EMPLOYEES

Section 6.1 Size of Option...............................................A-7
Section 6.2 Grant of Options.............................................A-7
Section 6.3 Exercise Price...............................................A-8
Section 6.4 Option Period................................................A-8
Section 6.5 Required Regulatory Provisions...............................A-8
Section 6.6 Additional Restrictions on Incentive Stock Options...........A-9

                                   ARTICLE VII

                              OPTIONS -- IN GENERAL

Section 7.1 Method of Exercise...........................................A-10
Section 7.2 Limitations on Options.......................................A-11
Section 7.3 Limited Stock Appreciation Rights............................A-12

                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

Section 8.1 Termination..................................................A-12
Section 8.2 Amendment....................................................A-13
Section 8.3 Adjustments in the Event of a Business Reorganization........A-13

                                   ARTICLE IX

                                  MISCELLANEOUS

Section 9.1 Status as an Employee Benefit Plan...........................A-13
Section 9.2 No Right to Continued Employment.............................A-14

Section 9.3 Construction of Language.....................................A-14
Section 9.4 Governing Law................................................A-14
Section 9.5 Headings.....................................................A-14
Section 9.6 Non-Alienation of Benefits...................................A-14
Section 9.7 Taxes........................................................A-14
Section 9.8 Approval of Shareholders.....................................A-15
Section 9.9 Notices......................................................A-15

                   GSB FINANCIAL CORPORATION STOCK OPTION PLAN
                                       FOR
                    OUTSIDE DIRECTORS, OFFICERS AND EMPLOYEES

                                    ARTICLE I

                                     PURPOSE

SECTION 1.1 GENERAL PURPOSE OF THE PLAN.

         The purpose of the Plan is to promote the growth and profitability of GSB FINANCIAL CORPORATION (the "Company") by providing eligible directors, certain key officers and employees of the Company, and its affiliates with an incentive to achieve corporate objectives, and by allowing the Company to attract and retain individuals of outstanding competence by offering such individuals an equity interest in the Company.

                                   ARTICLE II

                                   DEFINITIONS

         The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

         SECTION 2.1 BANK means Goshen Savings Bank, a federally chartered savings institution, and any successor thereto.

         SECTION 2.2 BOARD means the board of directors of the Company.

         SECTION 2.3 CHANGE IN CONTROL means any of the following events:

         (a) the occurrence of any event upon which any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of the Company; (B) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (C) any group constituting a person in which employees of the Company are substantial members, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities issued by the Company representing 25% or more of the combined voting power of all of the Company's then outstanding securities; or

         (b) the occurrence of any event upon which the individuals who on the date the Plan is adopted are members of the Board, together with individuals whose election by the Board or nomination for election by the Company's stockholders was approved by the affirmative vote of at least two-thirds of the members of the Board then in office who were either members of the Board on the date this Plan is adopted or whose nomination or election was previously so approved, cease for any reason to constitute a majority of the members of the Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

         (c) the shareholders of the Company approve either:

                  (i) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation following which both of the following conditions are satisfied:

                           (A) either (I) the members of the Board of the
Company immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (II) the shareholders of the Company own securities of the institution resulting from such merger or consolidation representing 80% or more of the combined voting power of all such securities of the resulting institution then outstanding in substantially the same proportions as their ownership of voting securities of the Company immediately before such merger or consolidation; and

                           (B) the entity which results from such merger or
consolidation expressly agrees in writing to assume and perform the Company's obligations under the Plan; or

                  (ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; and

         (d) any event that would be described in section 2.3(a), (b) or (c) if "the Bank" were substituted for "the Company" therein.

         SECTION 2.4 CODE means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

         SECTION 2.5 COMMITTEE means the Committee described in section 4.1.

         SECTION 2.6 COMPANY means GSB Financial Corporation, a corporation organized and existing under the laws of the State of Delaware, and any successor thereto.

         SECTION 2.7 DISABILITY means a condition of total incapacity, mental or physical, for further performance of duty with the Company which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

         SECTION 2.8 DISINTERESTED BOARD MEMBER means a member of the Board who
(a) is not a current employee of the Company or a subsidiary, and (b) satisfies all other requirements which may be necessary so that the Plan qualifies for the maximum available benefits under Section 162(m) of the Code and any applicable rules of the Securities Exchange Commission under Section 16 of the Exchange Act.

         SECTION 2.9 EFFECTIVE DATE means the date on which this Plan is approved by Shareholders pursuant to section 9.8 hereof.

         SECTION 2.10 ELIGIBLE DIRECTOR means a member of the board of directors of an Employer who is not also an employee of an Employer.

         SECTION 2.11 ELIGIBLE EMPLOYEE means any employee whom the Committee may determine to be a key officer or employee of an Employer and select to receive a grant of an Option pursuant to the Plan.

         SECTION 2.12 EMPLOYER means the Company, the Bank and any successor thereto and, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, any other savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution. With respect to any Eligible Employer or Eligible Director, the Employer shall mean the entity which employs such person or upon whose board of directors such person serves.

         SECTION 2.13 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

         SECTION 2.14 EXERCISE PRICE means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option, determined in accordance with section 5.4.

         SECTION 2.15 FAIR MARKET VALUE means, with respect to a Share on a specified date:

         (a) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading; or

         (b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

         (c) if sections 2.15(a) and (b) are not applicable, the fair market value of a Share as the Committee may determine.

         SECTION 2.16 FAMILY MEMBER means the spouse, parent, child or sibling of an Eligible Director or Eligible Employee.

         SECTION 2.17 INCENTIVE STOCK OPTION means a right to purchase Shares that is granted to Eligible Employees pursuant to section 6.1, that is designated by the Committee to be an Incentive Stock Option and that is intended to satisfy the requirements of section 422 of the Code.

         SECTION 2.18 LIMITED STOCK APPRECIATION RIGHT means a right granted pursuant to section 7.3.

         SECTION 2.19 NON-PROFIT ORGANIZATION means any organization which is exempt from federal income tax under section 501(c)(3), (4), (5), (6), (7), (8) or (10) of the Internal Revenue Code.

         SECTION 2.20 NON-QUALIFIED STOCK OPTION means a right to purchase Shares that is granted pursuant to section 5.1 or 6.1. For Eligible Employees, an Option will be a Non-Qualified Stock Option if (a) it is not designated by the Committee to be an Incentive Stock Option, or (b) it does not satisfy the requirements of section 422 of the Code.

         SECTION 2.21 OPTION means either an Incentive Stock Option or a Non-Qualified Stock Option.

         SECTION 2.22 OPTION PERIOD means the period during which an Option may be exercised, determined in accordance with section 5.3 and 6.4.

         SECTION 2.23 OTS REGULATIONS means the regulations issued by the Office of Thrift Supervision and applicable to the Plan, the Bank or the Company.

         SECTION 2.24 PERSON means an individual, a corporation, a bank, a savings bank, a savings and loan association, a financial institution, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

         SECTION 2.25 PLAN means this Stock Option Plan for Outside Directors, Officers and Employees, as amended from time to time.

         SECTION 2.26 RETIREMENT means retirement at or after the normal or early retirement date set forth in any tax-qualified retirement plan of the Bank.

         SECTION 2.27 SHARE means a share of Common Stock, par value $.01 per share, of the Company.

         SECTION 2.28 TERMINATION FOR CAUSE means one of the following:

         (a) for an Eligible Employee who is not an officer or employee of any bank or savings institution regulated by the Office of Thrift Supervision, "Termination for Cause" means termination of employment with the Employer upon the occurrence of any of the following: (i) the employee intentionally engages in dishonest conduct in connection with his performance of services for the Employer resulting in his conviction of a felony; (ii) the employee is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iii) the employee willfully fails or refuses to perform his duties under any employment or retention agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Employer; (iv) the employee breaches his fiduciary duties to the Employer for personal profit; or (v) the employee's willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Employer;

         (b) for an Eligible Employee who is an officer or employee of a bank or savings institution regulated by the Office of Thrift Supervision, "Termination for Cause" means termination of employment for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any breach of any material provision of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that such individual shall not be deemed to have been discharged for cause unless and until he shall have received a written notice of termination from the Board, which notice shall be given to such individual not later than five (5) business days after the board of directors of the Employer adopts, and shall be accompanied by, a resolution duly approved by affirmative vote of a majority of the entire board of directors of the Employer at a meeting called and held for such purpose (which meeting shall be held not less than fifteen
(15) days nor more than thirty (30) days after notice to the individual), at which meeting there shall be a reasonable opportunity for the individual to make oral and written presentations to the members of the board of directors of the Employer, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds for the proposed determination) finding that in the good faith opinion of the board of directors of the Employer grounds exist for discharging the individual for cause.

                                   ARTICLE III

                                AVAILABLE SHARES

         SECTION 3.1 AVAILABLE SHARES.

         Subject to section 8.3, the maximum aggregate number of Shares with respect to which Options may be granted at any time shall not exceed 224,825 and shall be equal to the excess of:

         (a) 224,825 Shares; over

         (b) the sum of:

                  (i) the number of Shares with respect to which previously granted Options may then or may in the future be exercised; plus

                  (ii) the number of Shares with respect to which previously granted Options have been exercised.

                                   ARTICLE IV

                                 ADMINISTRATION

         SECTION 4.1 COMMITTEE.

         The Plan shall be administered by the Compensation Committee of the Board, all whose members shall be Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members. Said Committee shall constitute a compensation committee as that term is used in section 162(m) of the Code, and the regulations thereunder, and such committee shall have the authority described therein. If, for any reason, a member of the Compensation Committee is not or ceases to be a Disinterested Board Member, then any action taken by such person as a member of said Committee shall be void and shall be disregarded for all purposes. Said person shall be retroactively deemed not to have been a member of said Committee since said person ceased being a Disinterested Board Member.

         SECTION 4.2 COMMITTEE ACTION.

         The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

         SECTION 4.3 COMMITTEE RESPONSIBILITIES.

         Subject to the terms and conditions of the Plan and such limitations as may be imposed from time to time by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

         (a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to the Options, if any, to be granted, and the terms and conditions thereof;

         (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

         (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

                                    ARTICLE V

                      STOCK OPTIONS FOR ELIGIBLE DIRECTORS

SECTION 5.1 IN GENERAL.

         (a) On the Effective Date, each Eligible Director shall be granted an Option to purchase 11,241 Shares.

         (b) Any Option granted under this section 5.1 shall be evidenced by a written agreement which shall specify the number of Shares covered by the Option, the Exercise Price for the Shares subject to the Option and the Option Period, all as determined pursuant to this Article V. The Option agreement shall also set forth specifically or incorporate by reference the applicable provisions of the Plan.

         SECTION 5.2 EXERCISE PRICE.

         The price per Share at which an Option granted to an Eligible Director under section 5.1 may be exercised shall be the Fair Market Value of a Share on the date on which the Option is granted.

         SECTION 5.3 OPTION PERIOD.

         (a) Subject to section 5.3(b), the Option Period during which an Option granted to an Eligible Director under section 5.1 may be exercised shall commence on the date the Option is granted and shall expire on the earlier of:

                  (i) removal for cause in accordance with the Employer's bylaws; or

                  (ii) the last day of the ten-year period commencing on the date on which the Option was granted.

         (b) During the Option Period, the maximum number Shares as to which an outstanding Option may be exercised shall be as follows:

                  (i) prior to the first anniversary of the Effective Date, the Option shall not be exercisable;

                  (ii) on and after the first anniversary, but prior to the second anniversary, of the Effective Date, the Option may be exercised as to a maximum of twenty percent (20%) of the Shares subject to the Option;

                  (iii) on and after the second anniversary, but prior to the third anniversary, of the Effective Date, the Option may be exercised as to a maximum of forty percent (40%) of the Shares subject to the Option, when granted, including in such number any optioned Shares purchased prior to such second anniversary;

                  (iv) on and after the third anniversary, but prior to the fourth anniversary, of the Effective Date, the Option may be exercised as to a maximum of sixty percent (60%) of the Shares subject to the Option, when granted, including in such number any optioned Shares purchased prior to such third anniversary;

                  (v) on and after the fourth anniversary, but prior to the fifth anniversary, of the Effective Date, the Option may be exercised as to a maximum of eighty percent (80%) of the Shares subject to the Option, when granted, including in such number any optioned Shares purchased prior to such fourth anniversary; and

                  (vi) on and after the fifth anniversary of the Effective Date, and for the remainder of the Option Period, the Option may be exercised as to the entire number of optioned Shares not theretofore purchased;

provided, however, that such an Option shall become fully exercisable, and all optioned Shares not previously purchased shall become available for purchase, on the date of the Option holder's death or Disability; and provided, further, that to the extent not inconsistent with section 563b.3(g)(4) of the OTS Regulations, all Options granted under section 5.1(b) after one year after the consummation of the Conversion of the Bank to the stock form of ownership shall not be subject to the foregoing provisions of section 5.3(b), but shall instead be exercisable immediately upon grant or as otherwise determined by the Committee.

                                   ARTICLE VI

                      STOCK OPTIONS FOR ELIGIBLE EMPLOYEES

         SECTION 6.1 SIZE OF OPTION.

         Subject to sections 6.2 and 6.5 and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Employee may be granted Options shall be determined by the Committee, in its discretion.

         SECTION 6.2 GRANT OF OPTIONS.

         (a) Subject to the limitations of the Plan, the Committee may, in its discretion, grant to an Eligible Employee an Option to purchase Shares. The Option for such Eligible Employees must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option.

         (b) Any Option granted under this section 6.2 shall be evidenced by a written agreement which shall:

                  (i) specify the number of Shares covered by the Option;

                  (ii) specify the Exercise Price, determined in accordance with section 6.3, for the Shares subject to the Option;

                  (iii) specify the Option Period determined in accordance with section 6.4;

                  (iv) set forth specifically or incorporate by reference the applicable provisions of the Plan; and

                  (v) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe with respect to an Option granted to an Eligible Employee.

         SECTION 6.3 EXERCISE PRICE.

         The price per Share at which an Option granted to an Eligible Employee shall be determined by the Committee, in its discretion; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

         SECTION 6.4 OPTION PERIOD.

         Subject to section 6.5, the Option Period during which an Option granted to an Eligible Employee may be exercised shall commence on the date specified by the Committee in the Option agreement and shall expire on the date specified in the Option agreement or, if no date is specified, on the earliest of:

         (a) the close of business on the last day of the three-month period commencing on the date of the Eligible Employee's termination of employment with the Employer, other than on account of death or Disability, Retirement or a Termination for Cause;

         (b) the close of business on the last day of the one-year period commencing on the date of the Eligible Employee's termination of employment due to death, Disability or Retirement;

         (c) the date and time when the Eligible Employee ceases to be an employee of the Employer due to a Termination for Cause; and

         (d) the last day of the ten-year period commencing on the date on which the Option was granted.

         SECTION 6.5 VESTING PROVISIONS.

         Unless otherwise permitted by OTS Regulations and approved by the Committee, each Option granted to an Eligible Employee shall become exercisable as follows:

                  (i) prior to the first anniversary of the Effective Date, the Option shall not be exercisable;

                  (ii) on and after the first anniversary, but prior to the second anniversary, of the Effective Date, the Option may be exercised as to a maximum of twenty percent (20%) of the Shares subject to the Option when granted;

                  (iii) on and after the second anniversary, but prior to the third anniversary, of the Effective Date, the Option may be exercised as to a maximum of forty percent (40%) of the Shares subject to the Option when granted, including in such forty percent (40%) any optioned Shares purchased prior to such second anniversary;

                  (iv) on and after the third anniversary, but prior to the fourth anniversary, of the Effective Date, the Option may be exercised as to a maximum of sixty percent (60%) of the Shares subject to the Option when granted, including in such sixty percent (60%) any optioned Shares purchased prior to such third anniversary;

                  (v) on and after the fourth anniversary, but prior to the fifth anniversary, of the Effective Date, the Option may be exercised as to a maximum of eighty percent (80%) of the Shares subject to the Option when granted, including in such eighty percent (80%) any optioned Shares purchased prior to such fourth anniversary; and

                  (vi) on and after the fifth anniversary of the Effective Date, and for the remainder of the Option Period, the Option may be exercised as to the entire number of optioned Shares not theretofore purchased;

provided, however, that such an Option shall become fully exercisable, and all optioned Shares not previously purchased shall become available for purchase, on the date of the Option holder's death or Disability; provided, further, that the Committee may establish a different vesting schedule if not inconsistent with section 563b.3(g) of OTS Regulations.

         (d) The Option Period of any Option granted to an Eligible Employee hereunder, whether or not previously vested, shall be suspended as of the time and date at which the Option holder has received notice from the Board that his or her employment is subject to a possible Termination for Cause. Such suspension shall remain in effect until the Option holder receives official notice from the Board that he or she has been cleared of any possible Termination for Cause, at which time, the original Exercise Period shall be reinstated without any adjustment for the intervening suspended period. In the event that the Option Period under section 6.4 expires during such suspension for any of the reasons specified in sections 6.4(a), (b) or (d), other than voluntary resignation not constituting Retirement, the Company shall pay to the Eligible Employee, damages equal to the value of the expired Options less the Exercise Price of such Options if it is determined that there had not existed justification for Termination for Cause on the date of such expiration.

         (e) No Option granted to an Eligible Employee hereunder, whether or not previously vested, shall be exercised after the time and date at which the Option holder's employment with the Employer is terminated in a Termination for Cause.

         SECTION 6.6 ADDITIONAL RESTRICTIONS ON INCENTIVE STOCK OPTIONS.

         In addition to the limitations of section 7.3, an Option granted to an Eligible Employee designated by the Committee to be an Incentive Stock Option shall be subject to the following limitations:

         (a) If, for any calendar year, the sum of (i) plus (ii) exceeds $100,000, where (i) equals the Fair Market Value (determined as of the date of the grant) of Shares subject to an Option intended to be an Incentive Stock Option which first become available for purchase during such calendar year, and
(ii) equals the Fair Market Value (determined as of the date of grant) of Shares subject to any other options intended to be Incentive Stock Options and previously granted to the same Eligible Employee which first become exercisable in such calendar year, then that number of Shares optioned which causes the sum of (i) and (ii) to exceed $100,000 shall be deemed to be Shares optioned pursuant to a Non-Qualified Stock Option or Non-Qualified Stock Options, with the same terms as the Option or Options intended to be an Incentive Stock Option;

         (b) The Exercise Price of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company shall not be less than 110% of the Fair Market Value of a Share, and if an Option designated as an Incentive Stock Option shall be granted at an Exercise Price that does not satisfy this requirement, the designated Exercise Price shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

         (c) The Option Period of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company, shall expire no later than the fifth anniversary of the date on which the Option was granted, and if an Option designated as an Incentive Stock Option shall be granted for an Option Period that does not satisfy this requirement, the designated Option Period shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

         (d) An Incentive Stock Option that is exercised during its designated Option Period but more than:

                  (i) three (3) months after the termination of employment with the Company, a parent or a subsidiary (other than on account of disability within the meaning of section 22(e)(3) of the Code or death) of the Eligible Employee to whom it was granted; and

                  (ii) one (1) year after such individual's termination of employment with the Company, a parent or a subsidiary due to disability (within the meaning of section 22(e)(3) of the Code);

may be exercised in accordance with the terms but shall at the time of exercise be treated as a Non-Qualified Stock Option; and

         (e) Except with the prior written approval of the Committee, no individual shall dispose of Shares acquired pursuant to the exercise of an Incentive Stock Option until after the later of (i) the second anniversary of the date on which the Incentive Stock Option was granted, or (ii) the first anniversary of the date on which the Shares were acquired.

                                   ARTICLE VII

                              OPTIONS -- IN GENERAL

         SECTION 7.1 METHOD OF EXERCISE.

         (a) Subject to the limitations of the Plan and the Option agreement, an Option holder may, at any time during the Option Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain unpurchased. An Option holder shall exercise an Option to purchase Shares by:

                  (i) giving written notice to the Secretary of the Company, in such form and manner as the Committee may prescribe, of his intent to exercise the Option;

                  (ii) delivering to the Secretary of the Company, full payment, consistent with section 7.1(b), for the Shares as to which the Option is to be exercised; and

                  (iii) satisfying such other conditions as may be prescribed in the Option agreement.

If, at anytime that any Option is exercisable there is not a duly appointed Secretary of the Company, then notice of intent to exercise shall be given, in writing, accompanied by payment in full, to the Board of Directors of the Company.

         (b) The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, if and to the extent permitted by the Committee, by one or more of the following: (i) in the form of Shares already owned by the Option holder having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; (ii) by requesting the Company to cancel without payment Options outstanding to such Person for that number of Shares whose aggregate Fair Market Value on the date of exercise, when reduced by their aggregate Exercise Price, equals the aggregate Exercise Price of the Options being exercised; or (iii) by a combination thereof. Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

         (c) When the requirements of section 7.1(a) and (b) have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under section 8.3.

         SECTION 7.2 LIMITATIONS ON OPTIONS.

         (a) An Option by its terms shall not be transferable by the Option holder other than to Family Members or Non-profit Organizations or by will or by the laws of descent and distribution and shall be exercisable, during the lifetime of the Option holder, only by the Option holder, a Family Member or a Non-profit Organization. Any such transfer shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and shall be recognized only if such notice is received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Option, all of the rights, privileges and obligations which would attach thereunder to the transferor if the Option were issued to such transferor. If a privilege of the Option depends on the life, employment or other status of the transferor, such privilege of the Option for the transferee shall continue to depend on the life, employment or other status of the transferor. The Committee shall have full and exclusive authority to interpret and apply the provisions of this Plan to transferees to the extent not specifically described herein. Notwithstanding the foregoing, an Incentive Stock Option is not transferable by an Eligible Employee other than by will or the laws of descent and distribution, and is exercisable, during his lifetime, solely by him.

         (b) The Company's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

         SECTION 7.3 LIMITED STOCK APPRECIATION RIGHTS.

         (a) Each Option granted under this Plan shall be accompanied by a Limited Stock Appreciation Right that is exercisable at the times and upon the terms and conditions set forth herein. Each Limited Stock Appreciation Right granted hereunder shall be exercisable for a period commencing on the date on which a Change in Control occurs and ending six (6) months after such date or, if later in the case of any Person, thirty (30) days after the earliest date on which such Person may exercise the Limited Stock Appreciation Right without subjecting himself to liability under section 16 of the Securities Exchange Act of 1934, as amended, provided, however, that a Limited Stock Appreciation Right shall not be exerciseable if and to the extent that the exercise thereof is prohibited by any then-applicable OTS Regulations. A Person in possession of a Limited Stock Appreciation Right granted hereunder may exercise such Limited Stock Appreciation Right by:

         (i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his intent to exercise the Limited Stock Appreciation Right; and

         (ii) agreeing in such written notice to the cancellation of Options then outstanding to him for a number of Shares equal to the number of Shares for which the Limited Stock Appreciation Right is being exercised.

Except as provided in this Plan, within ten (10) days after the giving of such a notice, the Committee shall cause the Company to deliver to such Person a monetary payment in an amount per Share equal to the amount by which the Fair Market Value of the Share on the date of exercise exceeds the Exercise Price per Share of each of the Options being canceled.

         (b) Notwithstanding anything herein contained to the contrary, the Limited Stock Appreciation Rights granted hereunder shall be canceled at the effective time of a Change in Control resulting from a transaction between the Company and another party pursuant to a written agreement whereby the consummation of the transaction is conditioned upon the delivery to each Option holder, upon the closing of such transaction and in exchange for the cancellation of all of such Option holder's outstanding Options, of a monetary payment or property (including but not limited to options to purchase securities of the entity resulting from such transaction) with a value equivalent to the value of the Options being canceled.

                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

         SECTION 8.1 TERMINATION.

         The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Options theretofore granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Option agreements evidencing such Options.

         SECTION 8.2 AMENDMENT.

         The Board may amend or revise the Plan in whole or in part at any time whether before or after approval of the Plan by the Shareholders of the Company; provided, however, that, to the extent required to comply with section 162(m) and Section 422 of the Code, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the voting Shares of GSB Financial Corporation.

         SECTION 8.3 ADJUSTMENTS IN THE EVENT OF A BUSINESS REORGANIZATION.

         (a) In the event of any merger, consolidation, or other business reorganization in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each Person who is then a holder of record of Shares, the number of Shares covered by each outstanding Option and the number of Shares available pursuant to section 3.1 shall be adjusted to account for such event. Such adjustment shall be effected by multiplying such number of Shares by an amount equal to the number of Shares that would be owned after such event by a Person who, immediately prior to such event, was the holder of record of one Share, and the Exercise Price of outstanding Options shall be adjusted by dividing the aggregate Exercise Price for all Shares covered by each Option by the adjusted number of Shares covered by such Option; provided, however, that the Committee may, in its discretion, establish another appropriate method of adjustment.

         (b) In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any Options granted under the Plan which remain outstanding may be canceled as of the effective date of such merger, consolidation, business reorganization, liquidation or sale by the Board upon 30 days' written notice to the Option holder; provided, however, that on or as soon as practicable following the date of cancellation, each Option holder shall receive a monetary payment in such amount, or other property of such kind and value, as the Board determines in good faith to be equivalent in value to the Options that have been canceled.

         (c) In the event that the Company shall declare and pay any dividend with respect to Shares (other than a dividend payable in Shares) which results in a nontaxable return of capital to the holders of Shares for federal income tax purposes or otherwise than by dividend makes distribution of property to the holders of its Shares, the Company shall make an equivalent payment to each Person holding an outstanding Option as of the record date for such dividend. Such payment shall be made at substantially the same time, in substantially the same form and in substantially the same amount per optioned Share as the dividend or other distribution paid with respect to outstanding Shares; provided, however, that if any dividend or distribution on outstanding Shares is paid in property other than cash, the Company, in its discretion applied uniformly to all outstanding Options, may make such payment in a cash amount per optioned Share equal in fair market value to the fair market value of the non-cash dividend or distribution.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1 STATUS AS AN EMPLOYEE BENEFIT PLAN.

         This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

         SECTION 9.2 NO RIGHT TO CONTINUED EMPLOYMENT.

         Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan nor the grant of any Option or Limited Stock Appreciation Rights shall be held or construed to confer upon any Eligible Director or Eligible Employee any right to a continuation of his or her position as a director or employee of the Company. The Employer reserves the right to remove any Eligible Director or dismiss any Eligible Employee or otherwise deal with any Eligible Director or Eligible Employee to the same extent as though the Plan had not been adopted.

         SECTION 9.3 CONSTRUCTION OF LANGUAGE.

         Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

         SECTION 9.4 GOVERNING LAW.

         The Plan shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The Plan shall be construed to comply with applicable OTS Regulations.

         SECTION 9.5 HEADINGS.

         The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

         SECTION 9.6 NON-ALIENATION OF BENEFITS.

         The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts, except to the extent provided in a qualified domestic relations order as defined in section 414(p) of the Code.

         SECTION 9.7 TAXES.

         The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option under the Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares pursuant to the exercise of an Option, the Company shall have the right to require such Person to pay the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

         SECTION 9.8 APPROVAL OF SHAREHOLDERS.

         The Plan shall not be effective or implemented unless approved by shareholders of the Company. The Plan shall become effective on the date of such shareholder approval. Shareholder approval shall not be obtained earlier than six months following such conversion unless permitted by the Office of Thrift Supervision. No Option or Limited Stock Appreciation Rights shall be granted prior to shareholder approval of the Plan.

         SECTION 9.9 NOTICES.

         Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

         (a) If to the Committee:

                  GSB Financial Corporation
                  One South Church Street
                  Goshen, New York  10924

                  Attention:  President

         (b) If to an Option holder, to the Option holder's address as shown in the Employer's records.

                          EXHIBIT B TO PROXY STATEMENT

             INCENTIVE STOCK AWARD PLAN FOR DIRECTORS, OFFICERS AND
                     EMPLOYEES OF GSB FINANCIAL CORPORATION

                                TABLE OF CONTENTS

                                    ARTICLE I

Section 1.1 General Purpose of the Plan................................... B-1

                                   ARTICLE II

                                   DEFINITIONS

Section 2.1 Award......................................................... B-1
Section 2.2 Award Date.................................................... B-1
Section 2.3 Bank.......................................................... B-1
Section 2.4 Beneficiary................................................... B-1
Section 2.5 Board......................................................... B-1
Section 2.6 Change of Control............................................. B-1
Section 2.7 Code.......................................................... B-2
Section 2.8 Committee..................................................... B-2
Section 2.9 Company....................................................... B-2
Section 2.10 Disability................................................... B-2
Section 2.11 Disinterested Board Member................................... B-2
Section 2.12 Effective Date............................................... B-2
Section 2.13 Eligible Director............................................ B-2
Section 2.14 Eligible Employee............................................ B-3
Section 2.15 Employer..................................................... B-3
Section 2.16 Exchange Act................................................. B-3
Section 2.17 OTS Regulations.............................................. B-3
Section 2.18 Person....................................................... B-3
Section 2.19 Plan......................................................... B-3
Section 2.20 Share........................................................ B-3
Section 2.21 Trust........................................................ B-3
Section 2.22 Trust Agreement.............................................. B-3
Section 2.23 Trust Fund................................................... B-3
Section 2.24 Trustee...................................................... B-3

                                   ARTICLE III

                           SHARES AVAILABLE UNDER PLAN

Section 3.1 Shares Available Under Plan................................... B-3

                                   ARTICLE IV

                                 ADMINISTRATION

Section 4.1 Committee..................................................... B-4
Section 4.2 Committee Action.............................................. B-4
Section 4.3 Committee Responsibilities.................................... B-4

                                   ARTICLE IV

                                 THE TRUST FUND

Section 5.1 Contributions................................................. B-4
Section 5.2 The Trust Fund................................................ B-5
Section 5.3 Investments................................................... B-5

                                   ARTICLE VI

                                     AWARDS

Section 6.1 Awards To Eligible Directors.................................. B-5
Section 6.2 Awards To Eligible Employees.................................. B-5
Section 6.3 Awards in General............................................. B-5
Section 6.4 Shares Allocations............................................ B-5
Section 6.5 Dividend Rights............................................... B-6
Section 6.6 Voting Rights................................................. B-6
Section 6.7 Tender Offers................................................. B-6
Section 6.8 Limitations on Awards......................................... B-7

                                   ARTICLE VII

                             DISTRIBUTION OF SHARES

Section 7.1 Designation of Beneficiary.................................... B-7
Section 7.2 Manner of Distribution........................................ B-7
Section 7.3 Taxes......................................................... B-8

                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

Section 8.1 Termination................................................... B-8
Section 8.2 Amendment..................................................... B-8
Section 8.3 Adjustments in the Event of a Business Reorganization......... B-8

                                   ARTICLE IX

                                  MISCELLANEOUS

Section 9.1 Status as an Employee Benefit Plan............................ B-9
Section 9.2 No Right to Continued Employment.............................. B-9
Section 9.3 Construction of Language...................................... B-9
Section 9.4 Governing Law................................................. B-9
Section 9.5 Headings...................................................... B-9
Section 9.6 Non-Alienation of Benefits.................................... B-9
Section 9.7 Notices....................................................... B-9
Section 9.8 Approval of Shareholders...................................... B-10

             INCENTIVE STOCK AWARD PLAN FOR DIRECTORS, OFFICERS AND
                     EMPLOYEES OF GSB FINANCIAL CORPORATION

                                    ARTICLE I

                                     PURPOSE

         SECTION 1.1  GENERAL PURPOSE OF THE PLAN.

         The purpose of the Plan is to promote the growth and profitability of GSB Financial Corporation and to provide eligible directors, certain key officers and employees of GSB Financial Corporation with an incentive to achieve corporate objectives, to attract and retain directors, key officers and employees of outstanding competence and to provide such directors, officers and employees with an equity interest in GSB Financial Corporation.

                                   ARTICLE II
                                   DEFINITIONS

         The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

         SECTION 2.1 AWARD means a grant of Shares to an Eligible Director or Eligible Employee pursuant to section 6.1 or 6.2.

         SECTION 2.2 AWARD DATE means, with respect to a particular Award, the date specified by the Committee in the notice of the Award issued to the Eligible Director or Eligible Employee by the Committee, pursuant to section 6.1 or 6.2.

         SECTION 2.3 BANK means Goshen Savings Bank, a federally chartered stock savings bank, and any successor thereto.

         SECTION 2.4 BENEFICIARY means the Person designated by an Eligible Director or Eligible Employee pursuant to section 7.3, to receive distribution of any Shares available for distribution to such Eligible Director or Eligible Employee, in the event such Eligible Director or Eligible Employee dies prior to receiving distribution of such Shares.

         SECTION 2.5 BOARD means the Board of Directors of the Company.

         SECTION 2.6 CHANGE OF CONTROL means any of the following events:

         (a) the occurrence of any event upon which any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of the Company; (B) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (C) any group constituting a person in which employees of the Company are substantial members, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities issued by the Company representing 25% or more of the combined voting power of all of the Company's then outstanding securities; or

         (b) the occurrence of any event upon which the individuals who on the date the Plan is adopted are members of the Board, together with individuals whose election by the Board or nomination for election by the Company's stockholders was approved by the affirmative vote of at least two-thirds of the members of the Board then in office who were either members of the Board on the date this Plan is adopted or whose nomination or election was previously so approved, cease for any reason to constitute a majority of the members of the Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

         (c)      the shareholders of the Company approve either:

         (i) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation following which both of the following conditions are satisfied:

                  (A) either (1) the members of the Board of the Company immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (H) the shareholders of the Company own securities of the institution resulting from such merger or consolidation representing 80% or more of the combined voting power of all such securities of the resulting institution then outstanding in substantially the same proportions as their ownership of voting securities of the Company immediately before such merger or consolidation; and

                  (B) the entity which results from such merger or consolidation expressly agrees in writing to assume and perform the Company's obligations under the Plan; or

                  (ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; and

                  (d) any event that would be described in section 2.6(a), (b) or (c) if "the Bank" were substituted for "the Company" therein.

         SECTION 2.7 CODE means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

         SECTION 2.8 COMMITTEE means the Committee described in section 4. 1.

         SECTION 2.9 COMPANY means GSB Financial Corporation, a corporation organized and existing under the laws of the State of Delaware, and any successor thereto.

         SECTION 2.10 DISABILITY means a condition of total incapacity, mental or physical, for further performance of duty with the Company which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

         SECTION 2.11 DISINTERESTED BOARD MEMBER means a member of the Board who
(a) is not a current employee of the Company or a subsidiary, and (b) satisfies all other requirements which may be necessary so that the Plan qualifies for the maximum available benefits under Section 162(m) of the Code and any applicable rules of the Securities Exchange Commission under Section 16 of the Exchange Act.

         SECTION 2.12 EFFECTIVE DATE means the date on which the plan is approved by Shareholders pursuant to section 9.8.

         SECTION 2.13 ELIGIBLE DIRECTOR means a member of the board of directors of the Employer who is not also an employee of the Employer.

         SECTION 2.14 ELIGIBLE EMPLOYEE means any employee whom the Committee may determine to be a key officer or employee of the Employer and select to receive an Award pursuant to the Plan.

         SECTION 2.15 EMPLOYER means the Company, the Bank and any successor thereto and, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, any other savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution. With respect to any Eligible Employee or Eligible Director, the Employer shall mean the entity which employs such person or upon whose board of directors such person serves.

         SECTION 2.16 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

         SECTION 2.17 OTS REGULATIONS means the regulations issued by the Office of Thrift Supervision and applicable to the Plan, the Bank or the Company.

         SECTION 2.18 PERSON means an individual, a corporation, a bank, a savings bank, a savings and loan association, a financial institution, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

         SECTION 2.19 PLAN means This Incentive Stock Award Plan for Directors, Officers and Employees of the Company as amended from time to time.

         SECTION 2.20 SHARE means a share of common stock of the Company, par value $.01 per share.

         SECTION 2.21 TRUST means the legal relationship created by the Trust Agreement pursuant to which the Trustee holds the Trust Fund in trust. The Trust may be referred to as the "Incentive Stock Award Plan Trust of GSB Financial Corporation."

         SECTION 2.22 TRUST AGREEMENT means the agreement between GSB Financial Corporation and the Trustee therein named or its successor pursuant to which the Trust Fund shall be held in trust.

         SECTION 2.23 TRUST FUND means the corpus (consisting of contributions paid over to the Trustee, and investments thereof), and all earnings, appreciations or additions thereof and thereto, held by the Trustee under the Trust Agreement in accordance with the Plan, less any depreciation thereof and any payments made therefrom pursuant to the Plan.

         SECTION 2.24 TRUSTEE means the Trustee of the Trust Fund from time to time in office. The Trustee shall serve as Trustee until it is removed or resigns from office and is replaced by a successor Trustee or Trustees appointed by the Company.

                                   ARTICLE III

                           SHARES AVAILABLE UNDER PLAN

         SECTION 3.1 SHARES AVAILABLE UNDER PLAN.

         The maximum number of Shares under the Plan shall be 89,930.

                                   ARTICLE IV

                                 ADMINISTRATION

         SECTION 4.1 COMMITTEE.

         The Plan shall be administered by the members of the Compensation Committee of the Company, all of whose members shall be Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members.

         SECTION 4.2 COMMITTEE ACTION.

         The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

         SECTION 4.3 COMMITTEE RESPONSIBILITIES.

         Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

         (a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for Awards under the Plan, the amount of Shares, if any, to be granted pursuant to an Award, and the terms and conditions of such Award;

         (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

         (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

                                    ARTICLE V

                                 THE TRUST FUND

         SECTION 5.1 CONTRIBUTIONS.

         The Company shall contribute, or cause to be contributed, to the Trust, from time to time, such amounts of money or property as shall be determined by the Board, in its discretion. No contributions by Eligible Directors or Eligible Employees shall be permitted.

         SECTION 5.2 THE TRUST FUND.

         The Trust Fund shall be held and invested under the Trust Agreement with the Trustee. The provisions of the Trust Agreement shall include provisions conferring powers on the Trustee as to investment, control and disbursement of the Trust Fund, and such other provisions not inconsistent with the Plan as may be prescribed by or under the authority of the Board. No bond or security shall be required of any Trustee at any time in office.

         SECTION 5.3 INVESTMENTS.

         The Trustee shall invest the Trust Fund in Shares and in such other investments as may be permitted under the Trust Agreement, including savings accounts, time or other interest bearing deposits in or other interest bearing obligations of the Company, in such proportions as shall be determined by the Committee; provided, however, that in no event shall the Trust Fund be used to purchase more than 89,930 Shares. Notwithstanding the immediately preceding sentence, the Trustee may temporarily invest the Trust Fund in short-term obligations of, or guaranteed by, the U.S. Government or an agency thereof, or the Trustee may retain the Trust Fund uninvested or may sell assets of the Trust Fund to provide amounts required for purposes of the Plan.

                                   ARTICLE VI

                                     AWARDS

         SECTION 6.1 AWARDS TO ELIGIBLE DIRECTORS.

         On the Effective Date, each Person who is then an Eligible Director shall be granted an Award of 4,496 Shares.

         SECTION 6.2 AWARDS TO ELIGIBLE EMPLOYEES.

         Subject to section 6.8 and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Employee may be granted an Award shall be determined by the Committee in its discretion; provided however, that in no event shall the number of Shares allocated to an Eligible Employee in an Award exceed the number of Shares then held in the Trust and not allocated in connection with other Awards.

         SECTION 6.3 AWARDS IN GENERAL.

         Any Award shall be evidenced by a written notice issued by the Committee to the Eligible Director or Eligible Employee, which notice shall:

         (a)      specify the number of Shares covered by the Award;

         (b)      specify the Award Date;

         (c) specify the dates on which such Shares shall become available for distribution to the Eligible Director or Eligible Employee, in accordance with sections 7.1 and 7.2; and

         (d) contain such other terms and conditions not inconsistent with the Plan as the Board may, in its discretion, prescribe.

         SECTION 6.4 SHARE ALLOCATIONS.

         Upon the grant of an Award to an Eligible Director or Eligible Employee, the Committee shall notify the Trustee of the Award and of the number of Shares subject to the Award. Thereafter, until such time as the Shares subject to such Award become vested or are forfeited, the books and records of the Trustee shall reflect that such number of Shares are being held for the benefit of the Award recipient.

         SECTION 6.5 DIVIDEND RIGHTS.

         (a) Any cash dividends or distributions declared and paid with respect to Shares in the Trust Fund that are, as of the record date for such dividend, allocated to an Eligible Director or Eligible Employee in connection with an Award shall be promptly paid to such Eligible Director or Eligible Employee. Any cash dividends declared and paid with respect to Shares that are not, as of the record date for such dividend, allocated to any Eligible Director or Eligible Employee in connection with any Award shall, at the direction of the Committee, be held in the Trust or used to pay the administrative expenses of the Plan, including any compensation due to the Trustee.

         (b) Any dividends or distributions declared and paid with respect to Shares in property other than cash shall be held in the Trust Fund. If, as of the record date for such dividend or distribution, the Shares with respect to which it is paid are allocated to an Eligible Director or Eligible Employee in connection with an Award, the property so distributed shall be similarly allocated such Eligible Director or Eligible Employee in connection with such Award and shall be held for distribution or forfeiture in accordance with the terms and conditions of the Award.

         SECTION 6.6 VOTING RIGHTS.

         (a) Each Eligible Director or Eligible Employee to whom an Award has been made that is not fully vested shall have the right to direct the manner in which all voting rights appurtenant to the Shares related to such Award will be exercised while such Shares are held in the Trust Fund. Such a direction shall be given by completing and filing, with the inspector of elections, the Trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given by an Eligible Director or Eligible Employee, then the voting rights appurtenant to the Shares allocated to him shall not be exercised.

         (b) To the extent that the Trust Fund contains Shares that are not allocated in connection with an Award, all voting rights appurtenant to such Shares shall be exercised by the Trustee in such manner as the Committee shall direct to reflect the voting directions given by Eligible Director or Eligible Employees with respect to Shares allocated in connection with their Awards.

         (c) The Committee shall furnish, or cause to be furnished, to each Eligible Director or Eligible Employee, all annual reports, proxy materials and other information furnished by GSB Financial Corporation, or by any proxy solicitor, to the holders of Shares.

         SECTION 6.7 TENDER OFFERS.

         (a) Each Eligible Director or Eligible Employee to whom an Award has been made that is not fully vested shall have the right to direct, with respect to the Shares related to such Award, the manner of response to any tender offer, exchange offer or other offer made to the holders of Shares. Such a direction shall be given by completing and filing, with the inspector of elections, the Trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given by an Eligible Director or Eligible Employee, then the Shares shall not be tendered or exchanged.

         (b) To the extent that the Trust Fund contains Shares that are not allocated in connection with an Award, all responses to tender, exchange and other offers appurtenant to such Shares shall be given by the Trustee in such manner as the Committee shall direct to reflect the responses given by Eligible Director or Eligible Employees with respect to Shares allocated in connection with their Awards.

         (c) The Committee shall furnish, or cause to be furnished, to each Eligible Director or Eligible Employee, all information furnished by the offer or to the holders of Shares.

         SECTION 6.8 LIMITATIONS ON AWARDS.

         (a) Notwithstanding anything in the Plan to the contrary, each Award shall become vested and distributable ratably so that 20% of the award shall become vested on each of the first five anniversaries of the Effective Date, provided, however, that such an Award shall become fully vested on the date of the Award holder's death or Disability; and provided, further, that the Committee may establish a different vesting schedule if not inconsistent with section 563b.3(g) of OTS Regulations.

         (b) An Award by its terms shall not be transferable by the Eligible Director or Eligible Employee other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Award shall be distributable, during the lifetime of the Recipient, only to the Recipient.

                                   ARTICLE VII

                             DISTRIBUTION OF SHARES

         SECTION 7.1 DESIGNATION OF BENEFICIARY.

         An Eligible Director or Eligible Employee who has received an Award may designate a Beneficiary to receive any undistributed Shares that are, or become, available for distribution on, or after, the date of his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Eligible Director or Eligible Employee dies prior to the Eligible Director or Eligible Employee, or in the event that no Beneficiary has been designated, any undistributed Shares that are, or become, available for distribution on, or after, the Eligible Director's or Eligible Employee's death shall be paid to the executor or administrator of the Eligible Director's or Eligible Employee's estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

         SECTION 7.2 MANNER OF DISTRIBUTION.

         (a) As soon as practicable following the date any Shares granted pursuant to an Award become vested as set forth in section 6.8, the Committee shall take such actions as are necessary to cause the transfer of record ownership of the Shares that have become vested from the Trustee to the Award holder and shall cause the Trustee to distribute to the Award holder all property other than Shares then being held in connection with the Shares being distributed.

         (b) The Company's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Eligible Director or Eligible Employee or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to -be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

         SECTION 7.3 TAXES.

         The Company, the Committee or the Trustee shall have the right to require any person entitled to receive Shares pursuant to an Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

         SECTION 8.1 TERMINATION.

         The Board may suspend or terminate the Plan in whole or in part at any time by giving written notice of such suspension or termination to the Committee; provided, however, that the Plan may not be terminated while there are outstanding Awards that may thereafter become vested. Upon the termination of the Plan, the Trustee shall make distributions from the Trust Fund in such amounts and to such persons as the Committee may direct and shall return the remaining assets of the Trust Fund, if any, to GSB Financial Corporation

         SECTION 8.2 AMENDMENT.

         The Board may amend or revise the Plan in whole or in part at any time.

         SECTION 8.3 ADJUSTMENTS IN THE EVENT OF A BUSINESS REORGANIZATION.

         (a) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change of Control) in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each person who is then a holder of record of Shares, the number of Shares held in the Trust Fund, including Shares covered by Awards, shall be adjusted to account for such event. Such adjustment shall be effected by multiplying such number of Shares by an amount equal to the number of Shares that would be owned after such event by a person who, immediately prior to such event, was the holder of record of one Share; provided, however, that the Committee may, in its discretion, establish another appropriate method of adjustment.

         (b) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change of Control) in which the Company is not the surviving entity, the Trustee shall hold in the Trust Fund any money, stock, securities or, other property received by holders of record of Shares in connection with such merger, consolidation, or other business reorganization. Any Award with respect to which Shares had been allocated to an Eligible Director or Eligible Employee shall be adjusted by allocating to the Eligible Director or Eligible Employee receiving such Award the amount of money, stock, securities or other property received by the Trustee for the Shares allocated to such Eligible Director or Eligible Employee.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1 STATUS AS AN EMPLOYEE BENEFIT PLAN.

         This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

         SECTION 9.2 NO RIGHT TO CONTINUED EMPLOYMENT.

         Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Director or Eligible Employee any right to a continuation of employment by the Company. The Employers reserve the right to dismiss any Eligible Director or Eligible Employee or otherwise deal with any Eligible Director or Eligible Employee to the same extent as though the Plan had not been adopted.

         SECTION 9.3 CONSTRUCTION OF LANGUAGE.

         Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

         SECTION 9.4 GOVERNING LAW.

         The Plan shall be construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal laws of the United States of America. The Plan shall be construed to comply with applicable OTS Regulations.

         SECTION 9.5 HEADINGS.

         The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

         SECTION 9.6 NON-ALIENATION OF BENEFITS.

         The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts, except to the extent provided in a qualified domestic relations order as defined in section 414(p) of the Code.

         SECTION 9.7 NOTICES.

         Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is personally delivered or 5 days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other:

         (a)      If to the Stock Plans Committee:

                  GSB Financial Corporation
                  One South Church Street
                  Goshen, New York 10924

                  Attention: President

         (b) If to an Eligible Director or Eligible Employee, to the Eligible Director's or Eligible Employee's address as shown in the Employer's records.

         SECTION 9.8 APPROVAL OF SHAREHOLDERS.

         The Plan shall not be effective or implemented prior to the one year anniversary of the conversion of Goshen Savings Bank to stock form unless approved by the holders of a majority of the total votes eligible to be cast at any duly called annual or special meeting of the Company, in which case the Plan shall be effective as of the date of such approval. If not effective prior to such one year anniversary, the Plan shall be effective on such later date as is specified by the Board.